Exhibit 5.1
Charles J. Bair
+1 858 550 6142
cbair@cooley.com

November 8, 2018
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California
Ladies and Gentlemen:
You have requested our opinion, as counsel to Cidara Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 1,026,368 shares of the Company's Common Stock, $0.0001 par value (the “Shares”), including 821,095 shares issuable pursuant to the Company’s 2015 Equity Incentive Plan (the “Incentive Plan”) and 205,273 shares issuable pursuant to the Company’s 2015 Employee Stock Purchase Plan (the “Employee Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Incentive Plan, the Employee Plan, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Incentive Plan or the Employee Plan, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements under the Incentive Plan which will be fully paid and nonassessable when such deferred payments are made in full).

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Cidara Therapeutics, Inc.
November 8, 2018
Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
Cooley LLP
By: /s/ Charles J. Bair
Charles J. Bair

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM